EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2004 relating to the financial statements of Sun Hydraulics Corporation, which is incorporated by reference in Sun Hydraulics Corporation’s Annual Report on Form 10-K for the year ended December 27, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
April 19, 2005